                                                                    Exhibit 8(b)


                               AMENDED APPENDIX 2
                             TO CUSTODIAN AGREEMENT

                                 CLIENT ACCOUNTS

Account Name                                         Account Number             Account Mnemonic
------------                                         --------------             ----------------

1.    Schwab International Index Fund                  00042986                       SIIF


2.    Schwab Small-Cap Index Fund                      00043001                       SCIF


3.    Schwab Asset Director - High Growth              00042988                       ADHG
      Fund

4.    Schwab Asset Director - Balanced                 00042989                       ADBG
      Growth Fund

5.    Schwab Asset Director - Conservative             00042990                       ADCG
      Growth Fund

6.    Schwab OneSource Portfolios -                    00042992                       SOPI
      International

7.    Schwab OneSource Portfolios -                    00042993                       SOPG
      Growth Allocation

8.    Schwab OneSource Portfolios -                    00042994                       SOPB
      Balanced Allocation

9.   Schwab OneSource Portfolios-Small Company         00043359                       SOPS

PART II - SYSTEM USER ID NUMBERS




PROFILE I:        FEDERATED STAFF PROFILE
(4)               USERS:   ESW1870:  Julie Quigley
                           ESW1885:  Greg Podgorski
                           ESW1886:  Dave Marsh
                           ESW1887:  Elaine Dawes


ACCOUNTS ACCESS:

Reports:          SIIF     SCIF     ADHG    ADBG     ADCG     SHGP     SOPI     SOPG    SOPB     SOPS

Trades:           SIIF     SCIF     ADHG    ADBG     ADCG     SHGP     SOPI     SOPG    SOPB     SOPS


              TE        FX       CA        ME        TD        SL        MA        MC       MF       INQ
              --        --       --        --        --        --        --        --       --       ---

              N         N         N        N         N         N         N         N         N        Y


PROFILE 2:        INVESTMENT MANAGEMENT STAFF PROFILE
(6)               USERS:   ESW1892:  Sonia Yiu
                           ESW1893:  Geri Hom
                           ESW1894:  Jeff Tumolo
                           ESW1895:  Patrick Conway
                           ESW1896:  Andrea Regan
                           ESW1897:  Joe Kupferschmidt


ACCOUNTS ACCESS:

Reports:          SIIF     SCIF     ADHG    ADBG     ADCG     SHGP     SOPI     SOPG    SOPB     SOPS

Trades:           SIIF     SCIF     ADHG    ADBG     ADCG     SHGP     SOPI     SOPG    SOPB     SOPS


              TE        FX       CA        ME        TD        SL        MA        MC       MF       INQ
              --        --       --        --        --        --        --        --       --       ---
              N         N         Y        Y         N         N         N         N         N        Y


------------------------------------------------------------------------------------------------------------
                                                                           MORGAN STANLEY GLOBAL SECURITIES
Hong Kong        London       Luxembourg    Mumbai       New York     San Francisco       Sydney      Tokyo

PROFILE 3:        INVESTMENT MANAGEMENT STAFF PROFILE
(6)               USERS:   ESW1892:  Judy Wolfe
                           ESW1893:  Nelly Sit
                           ESW1894:  Durwin Hom
                           ESW1895:  Bing Chan
                           ESW1896:  Vicky Aguila
                           ESW1897:  Rodan St. James


ACCOUNTS ACCESS:

Reports:          SIIF     SCIF     ADHG    ADBG     ADCG     SHGP     SOPI     SOPG    SOPB     SOPS

Trades:           SIIF     SCIF     ADHG    ADBG     ADCG     SHGP     SOPI     SOPG    SOPB     SOPS


              TE        FX       CA        ME        TD        SL        MA        MC       MF       INQ
              --        --       --        --        --        --        --        --       --       ---
              N         N         Y        Y         N         N         N         N         N        Y

LEGEND:

TE:      Trades
FX:      Foreign Exchange Entry
CA:      Cash Movements
ME:      Multiple Cash Entry
TD:      Time Deposit and Repos
SL:      Securities Lending
MA:      Mass Client Trade Authorization
MC:      Mass Client Cash Authorization
MF:      Mass Client Foreign Exchange Authorization
INQ:     Inquiry Functions *

* Please note Inquiry Functions includes the following:
         Trade Inquiry
         Trade Settlement Status
         Trade Entry Status
         FX/Cash Movement/Time Deposit Status
         Pricing Inquiry
         Products Inquiry
         Stock Record Inquiry
         Journal Inquiry
         Income Inquiry


TRADES PROFILE             REPORTS PROFILE
MTSW1TPF                   MTSW1RPF
MTSW2TPF                   MTSW2RPF
MTSW3TPF                   MTSW3RPF


------------------------------------------------------------------------------------------------------------
                                                                           MORGAN STANLEY GLOBAL SECURITIES
Hong Kong        London       Luxembourg    Mumbai       New York     San Francisco       Sydney      Tokyo